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                                LSC, INCORPORATED

                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (AS OF FEBRUARY 23, 2000)

The following constitutes the provisions of the Employee Stock Purchase Plan (the "Plan") of LSC, Incorporated (the "Company").

1.  PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" means the common stock, $.01 par value, of the Company.

         (d) "Committee" means a committee appointed by the Board to administer the Plan. If at any time no Committee has been appointed, the functions of the Committee shall be exercised by the Board and references to the Committee shall be construed to be references to the Board.

         (e) "Compensation" means, unless otherwise determined by the Committee, regular straight time gross earnings, variable commissions for field sales personnel, payments for overtime and other amounts paid by the Company as compensation.

         (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

         (g) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

         (h) "Employee" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than six (6) months in a calendar year by the Company or one of its Designated Subsidiaries.


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         (i) "Exercise Date" means the last business day of the sixth (6th), twelfth (12th), eighteenth (18th) and twenty-fourth (24th) month during an Offering Period.

         (j) "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the closing sale price of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

         (k) "Offering" means any of the offerings to participants of options to purchase Common Stock under the Plan, as described in paragraph 4.

         (l) "Offering Date" means, with respect to any participant, the first day of each Offering Period, in which the participant elects to participate in the Plan.

         (m) "Offering Period" means a period of twenty-four (24) months commencing on each Offering Date during which options granted pursuant to the Plan may be exercised.

         (n) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

3.  ELIGIBILITY.

         (a) GENERAL RULE. Any person who is an Employee, as defined in paragraph 2, on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5 and the limitations imposed by
         Section 423(b) of the Code.

         (b) EXCEPTIONS. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

                  (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or


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                  (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  OFFERING PERIODS.

The Plan shall be implemented by consecutive and overlapping Offering Periods, each commencing on [April 1] and [October 1] of each year, or such other date determined by the Committee, and each continuing for a period of twenty-four
(24) months. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated in accordance with paragraph 17. The Committee shall have the power to change the duration of Offering Periods with respect to future Offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.  PARTICIPATION.

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company not less than 15 days prior to the Offering Date of the first Offering Period with respect to which it is to be effective, unless a later time for filing the subscription agreement is set for all eligible Employees with respect to such Offering Period. Once enrolled, the Employee remains enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Employee withdraws by providing the Company with a written Notice of Withdrawal or files a new subscription agreement prior to the applicable Offering Date changing the Employee's designated payroll deduction. An eligible Employee may participate in only one Offering Period at a time. Payroll deductions for a participant shall commence with the first payroll following the Offering Date, or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall end when terminated by the participant as provided in paragraph 10.

6.  PAYROLL DEDUCTIONS.

         (a) AMOUNT. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods at a rate in whole percentages from one percent (1%) to a maximum of ten percent (10%), or such other maximum rate as may be determined from time to time by the Committee, of the Compensation which he or she would otherwise receive on such payday without regard to deferral elections.


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         (b) ACCOUNTS. All payroll deductions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

         (c) CHANGES. A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, provided that the Committee may, in its discretion, impose reasonable and uniform restrictions on participants' ability to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his or her payroll deductions as of the beginning of an Offering Period by completing and filing with the Company, at least fifteen (15) days prior to the beginning of such Offering Period, a new payroll deduction authorization.

7.  GRANT OF OPTION.

On each Offering Date, each participant shall be granted an option to purchase (at the Option Price) on each Exercise Date as many shares of Common Stock as the participant will be able to purchase with the payroll deductions credited to the participant's account during the Offering Period. The option price per share of such shares (the "Option Price") shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of one share of Common Stock on the Offering Date, or (b) eighty-five (85%) of the Fair Market Value of one share of Common Stock on the Exercise Date. Notwithstanding the foregoing, the maximum number of shares a participant may purchase during each Offering Period shall be determined by dividing $50,000 by the Fair Market Value of one share of the Company's Common Stock on the Offering Date; provided that in no event shall the maximum number of shares exceed the number permitted by paragraph 3(b).

8.  EXERCISE OF OPTION.

         (a) EXERCISE. Unless a participant withdraws from the Offering Period as provided in paragraph 10, (a) the participant may, by giving written notice to the Company at least 15 days prior to any of the first three Exercise Dates in an Offering Period, exercise his or her option for all, but not less than all, of the shares of Common Stock that the accumulated payroll deductions in the participant's account on such Exercise Date will purchase at the applicable Option Price, and (b) the participant's option will be exercised automatically on the last Exercise Date in an Offering Period for the purchase of the maximum number of shares of Common Stock that the accumulated payroll deductions in the participant's account on such Exercise Date will purchase at the applicable Option Price. Upon exercise of an option on any Exercise Date, the participant will be automatically enrolled in the next succeeding Offering Period at the designated payroll deduction, unless he or she elects to withdraw pursuant to paragraph 10.

         (b) FRACTIONAL SHARES. A participant may purchase one or more shares in connection with the exercise of an option granted for any Offering Period. If the Committee elects to deliver a statement of account to participants pursuant to paragraph 9(a)(i)(A), that


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         portion of any balance remaining in a participant's payroll deduction account at the close of business on an Exercise Date on which a participant has exercised an option that is less than the purchase price of one full share will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the third (3rd) decimal place. If the Committee elects to deliver stock certificates to participants pursuant to paragraph 9(a)(i)(B), that portion of any balance remaining in a participant's payroll deduction account at the close of business on an Exercise Date on which a participant has exercised an option that is less than the purchase price of one full share will be carried forward into the participant's payroll deduction account for the following Offering Period; provided that in no event will the balance carried forward be equal to or greater than the purchase price of one share of Common Stock.

         (c) ISSUANCE OF SHARES. The shares purchased upon exercise of an option hereunder shall be deemed to be issued to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

         (d) WITHHOLDING. At the time the option is exercised, or at the time any of the Common Stock issued under the Plan is disposed of by the participant, the participant must make adequate provision for the Company's federal, state and other tax withholding obligations, if any, which arise upon the exercise of the option or disposition of the Common Stock. The Company may, but will not be obligated to, withhold from any amounts owed by the Company to the participant the amount necessary for the Company to meet applicable withholding requirements.

9.  DELIVERY.

         (a) As promptly as practicable after each Exercise Date on which a participant has exercised an option, the Company will deliver to each participant, as appropriate, the following:

                  (i) At the election of the Committee, either issue (A) in certificated or uncertificated form to a third party the aggregate number of shares of Common Stock purchased in connection with such Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to paragraph 8(b)) rounded to the nearest full share, which shares will be held by such third party for the benefit of the participants in accordance with their respective interests, and to each participant a statement summarizing the number of whole shares of Common Stock purchased and fractional shares deemed purchased upon exercise of the participant's option granted for such Offering, or (B) a certificate representing the number of full shares of Common Stock purchased upon exercise of the participant's option granted for such Offering, registered in the name of the participant or, if the participant so directs on the participation form, in the names of the participant and his or her spouse.


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                  (ii) If the participant elects to withdraw from the Plan
                  pursuant to paragraph 10(a), a check in an amount equal to the total of the payroll deductions credited to the participant's account.

                  (iii) If the balance in the participant's payroll deduction account exceeds the dollar amount necessary to purchase the maximum amount of shares that may be purchased in an Offering, a check in an amount equal to the excess balance.

         (b) If the Company delivers a statement of account as provided in paragraph 9(a)(i)(A), a participant may at any time request that a certificate for the number of whole shares of Common Stock purchased by such participant in an Offering or in any previous Offering (with respect to which such participant has not been issued a certificate) be issued and delivered to such participant by making a written request to the Company. Such written request shall be made to the Company's Human Resources Department or, at the direction of the Company, to the transfer agent and registrar for the Company's Common Stock. In lieu of issuing certificates for fractional shares, participants will receive a cash distribution representing any fractional shares.

         (c) If the Company delivers a statement of account as provided in paragraph 9(a)(i)(A), all full shares purchased and fractional shares deemed to have been purchased by a participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the participant until the participant's withdrawal or termination pursuant to paragraph 10.

10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

         (a) VOLUNTARY WITHDRAWAL. A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account under the Plan at any time prior to an Exercise Date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from the Offering Period, all of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with paragraph 5.

         (b) INVOLUNTARY. Upon termination of the participant's Continuous Status as an Employee prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically canceled.

         (c) PART-TIME. In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the employee is a participant, he or she will be deemed to have elected to


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         withdraw from the Plan, and the payroll deductions credited to his or her account will be returned to the participant and the option canceled.

         (d) NO PREJUDICE. A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

11.  INTEREST.

Payroll deductions for each participant shall be deposited in an interest-bearing account in a bank or other financial institution selected by the Company and interest earned shall accrue for the benefit of the participant.

12.  STOCK.

         (a) The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 16. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. The Company may determine to make available for the grant of options under the Plan in an Offering Period fewer than all of the remaining number of shares reserved for sale, and may, for example, limit the number of shares to be made available to that number equal to the anticipated aggregate payroll deductions based on participants' subscriptions and using such reasonable assumptions regarding changes in compensation and contingent compensation as the Committee determines, divided by 85% of the fair market values of a share Common Stock at the Offering Date. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7 on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the affected Exercise Date of such Offering Period.

         (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

13.  ADMINISTRATION.

The Plan shall be administered by the Board or a Committee of members of the Board appointed by the Board, as necessary to comply with the applicable restrictions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if any. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination by the Board or its Committee shall be final, conclusive and binding upon all participants. . Members of the Board or the Committee who are eligible employees are


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permitted to participate in the Plan, provided that: Members of the Board who participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan. If a Committee is established to administer the Plan, no member of the Board who participates in the Plan may be a member of the Committee.

14.  DESIGNATION OF BENEFICIARY.

         (a) DESIGNATION. A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account.

         (b) CHANGE. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

15.  TRANSFERABILITY.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph
14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into


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shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

In the event of the proposed dissolution or liquidation of the Company, all Offerings will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten any Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least 10 days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

17.  AMENDMENT OR TERMINATION.

The Board may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 16, no such termination will affect options previously granted, provided that the Plan and any Offering Period may be terminated on any Exercise Date if the Board determines termination is in the best interests of the Company and its shareholders. Except as provided in paragraph 16, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary, but only to such extent, to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), or the rules of any stock exchange or Nasdaq or similar regulatory body, the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

18.  NOTICES.

All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


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19.  STOCKHOLDER APPROVAL.

The Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner required under Minnesota law.

20.  CONDITIONS UPON ISSUANCE OF SHARES.

         (a) COMPLIANCE. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or Nasdaq upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         (b) SHARE TRANSFERS. Shares of Common Stock issued pursuant to options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

         (c) LEGENDS. Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND


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SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND
SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

21.  TERM OF PLAN.

The Plan shall be effective as of December 14, 1999, the date the Plan was adopted by the Board. The Plan has been adopted by the Board subject to shareholder approval, and prior to shareholder approval shares of Common Stock may be issued under the Plan subject to such approval. The Plan will terminate at midnight on December 13, 2009, and may be terminated prior to such time to by Board action in accordance with paragraph 17.


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